Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amendment No. 1 to the registration statement (No. 333-294663) on Form S-4 (“Registration Statement”) of our report dated March 26, 2026, relating to the consolidated financial statements of Factorial Inc., appearing in the proxy statement/prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Boston, Massachusetts

April 13, 2026